Exhibit 99.1
2Q 2020 EARNINGS

Contact: Kara Cowie
Director of Corporate Communications
(816) 813-2350
kara.cowie@egov.com

NIC Reports Second Quarter 2020 Results

OLATHE, Kan. - July 29, 2020 - NIC Inc. (Nasdaq: EGOV), the leading provider of digital government services, announced results for the second quarter of 2020 that ended June 30, 2020, as compared to the second quarter of 2019.
•Total revenues of $93.6 million, a 2% increase.
•Operating income of $18.4 million, a 4% increase.
•Net income of $13.8 million, a 5% decrease.
•Diluted earnings per share of 20 cents, a 5% decrease. Earnings per share in the prior year quarter was positively impacted by 1 cent due to the release of reserves for unrecognized income tax benefits resulting from the completion of an IRS examination of the Company's 2016 federal income tax return, which resulted in no changes to the Company's previously filed return.
•Adjusted EBITDA of $23.6 million, a 6% increase.

Additional Financial Highlights:
•Same state revenues of $77.6 million, a 4% increase.
◦Same state transaction-based revenues from Interactive Government Services (IGS) increased 5%.
◦Same state transaction-based revenues from Driver History Records (DHR) decreased 12%, driven by volume declines in several states primarily resulting from the COVID-19 pandemic.
◦Same state revenues from other services (development services & fixed fee management services) increased 87%, driven by pandemic unemployment services provided to the Commonwealth of Virginia.
◦Revenues from the Company's contract with the state of Illinois were excluded from same state revenues in the current quarter because it did not generate comparable revenues for two full comparable periods.
•Financial results from the Company’s Texas payment processing contract previously included in the State Enterprise category were included in the Software & Services category beginning in the first quarter of 2020. Financial results in the prior year were reclassified to match the current year presentation.
•Software & Services revenues of $15.8 million, a 5% decrease, driven primarily by volume declines from the federal Pre-Employment Screening Program resulting from the COVID-19 pandemic.

•On July 27, 2020, the Company’s Board of Directors declared a regular quarterly cash dividend of 9 cents per share, payable to stockholders of record as of September 8, 2020. The dividend, which is expected to total approximately $6.1 million based on the current number of shares outstanding, will be paid on September 22, 2020 out of the Company’s available cash.

Operational Highlights:
Several of the Company’s long-term government partners recently extended their relationships with the Company:
•Arkansas extended its contract with the Company for two years.
•Pennsylvania extended its contract with the Company for two years.
•South Carolina extended its contract with the Company for one year.
•The Federal Motor Carrier Safety Administration extended its contract with the Company to provide the Pre-Employment Screening Program for an additional six months through February 27, 2021.

After a competitive bid process, the state of Iowa recently named the Company as the winning bidder to provide enterprise digital government services to the state. The Company and the state are currently in the process of negotiating the contract.

NIC has forged a partnership with two market-leading firms, Impact Health and NEXT Marketing, to create TourHealth, a comprehensive and scalable rapid COVID-19 testing solution. TourHealth will leverage Gov2Go, NIC's citizen-centric mobile platform and personal government assistant, for citizen engagement, assessment and scheduling purposes. The TourHealth partnership was recently selected to provide two testing locations in the state of Florida, and was also selected by the state of Utah as one of only two COVID-19 testing vendors approved to provide scheduling, call center and test collection services for state agencies, local governments and educational institutions.

“We continue to respond to the unprecedented and ever-changing COVID-19 pandemic and are extremely excited about our new TourHealth partnership launching in Florida and Utah,” said Harry Herington, NIC’s Chief Executive Officer and Chairman of the Board. “We are also very pleased to welcome the state of Iowa back to the NIC family and with the tremendous success of our Virginia unemployment program. All of these are prime examples of how we support our government partners to provide essential services to citizens and businesses.”

COVID-19 and Updated Full-Year 2020 Outlook:

NIC continues to evaluate the impact the COVID-19 pandemic may have on its business for the remainder of the year. Based on this ongoing evaluation, the Company continues to expect to come in near the low end of its previously issued guidance for total revenues, which was $380.5 million, adjusted EBITDA, which was $88.5 million, and earnings per share, which was 76 cents. The Company currently expects capital expenditures to range from $5

- $6 million in 2020. The Company’s previous guidance for capitalized software development costs of $9 - $10 million for 2020 remains unchanged.

Second Quarter Earnings Call and Webcast Details

On July 29, 2020, the Company will host a call to discuss its 2020 second quarter financial performance and fiscal outlook, and answer questions from the investment community. The call may also include a discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information
Wednesday, July 29, 2020 at 4:30 p.m. (EDT)

Call bridge:  1-929-477-0577 (local) or 1-800-437-2398 (tollfree)
Conference ID:  9383063
Call leaders:  Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer

Webcast Information
To sign in and listen: The Webcast system is available at https://www.egov.com/investor-relations.html

A replay of NIC’s second quarter earnings call will be available by visiting https://www.egov.com/investor-relations.html

About NIC
NIC (Nasdaq: EGOV) is a leading digital government solutions and payments company, serving more than 7,000 federal, state and local government agencies across the nation. With headquarters in Olathe, Kansas, and offices in more than 30 states, NIC partners with government to deliver user-friendly digital services that make it easier and more efficient to interact with government – providing valuable conveniences like applying for unemployment insurance, submitting business filings, renewing licenses, accessing information and making secure payments without visiting a government office. In the COVID-19 era and beyond, NIC helps government agencies rapidly deliver new digital solutions to provide essential services to citizens and businesses alike. Having served the public sector for nearly 30 years, NIC continues to evolve with its federal, state and local government partners to deliver innovative and cost-effective digital government to constituents. Learn more at www.egov.com.

Non-GAAP Measures
In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin. Adjusted EBITDA is defined as net income excluding interest, income tax expense, depreciation & amortization, stock-based compensation and other significant non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenues. These measures should be used in addition to, and not as a substitute for, revenues, operating income, operating income margin, net income, earnings per share or other measures of profitability, liquidity or other performance measures computed in accordance with U.S. GAAP. The Company believes the presentation of adjusted EBITDA and adjusted EBITDA margin is useful to investors and other users as these measures represent key supplemental information to compare and evaluate the Company's core underlying business results over time and with other companies. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedule provides a full reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Adjusted EBITDA and adjusted EBITDA margin represent performance measures and are not intended to represent liquidity measures.

Cautionary Statement Regarding Forward-Looking Information
Any statements made in this release that do not relate to historical or current facts constitute forward-looking statements. These statements often address the Company’s potential financial performance for the 2020 fiscal year or future fiscal years, estimates, projections, the expected length of contract terms, statements relating to the Company’s business plans, objectives and expected operating results, statements relating to potential new contracts or renewals, statements relating to the Company’s expected effective tax rate, statements relating to possible future dividends and share repurchases, statements related to the ongoing impact of the COVID-19 pandemic, and other possible future events, including potential acquisitions, and the assumptions upon which those statements are based. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. These risks include regional or national business, political, economic, competitive, social and market conditions, including various termination rights of the Company and its partners, the ability of the Company to renew existing contracts – in whole or in part, and to sign contracts with new federal, state, and local government agencies, the impact of potential information technology, cybersecurity or data security breaches or incidents, the Company’s ability to identify and acquire suitable acquisition candidates and to successfully integrate any acquired businesses, and the impact the COVID-19 pandemic may have on demand for the Company's services, as well as its government agency partners, its workforce and the broader economy. You should not rely on any forward-looking statement as a prediction or guarantee about the future. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled "Risk Factors" and Cautions About Forward-Looking Statements" of the Company’s most recent Forms 10-K and subsequent reports filed with the SEC. These filings are available at the SEC's website at www.sec.gov. Any forward-looking statements included in this release speak only as of the date of this release. Except as may be required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

NIC INC.
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL SUMMARY
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
State enterprise revenues	$77,804	$74,871	$152,215	$144,724
Software & services revenues	15,785	16,695	32,493	32,023
Total revenues	93,589	91,566	184,708	176,747
Operating expenses:
State enterprise cost of revenues, exclusive of depreciation & amortization	45,876	45,081	92,147	87,060
Software & services cost of revenues, exclusive of depreciation & amortization	10,344	10,525	21,069	19,922
Selling & administrative	8,316	8,356	16,379	18,320
Enterprise technology & product support	7,201	6,745	14,455	13,190
Depreciation & amortization	3,473	3,130	6,955	5,551
Total operating expenses	75,210	73,837	151,005	144,043
Operating income	18,379	17,729	33,703	32,704
Other income:
Interest income	—	577	389	1,181
Income before income taxes	18,379	18,306	34,092	33,885
Income tax provision	4,583	3,846	8,433	7,923
Net income	$13,796	$14,460	$25,659	$25,962

Basic net income per share	$0.20	$0.21	$0.38	$0.38
Diluted net income per share	$0.20	$0.21	$0.38	$0.38
Weighted average shares outstanding:
Basic	66,999	66,940	66,993	66,806
Diluted	66,999	66,940	66,993	66,806

Key financial metrics:
Total revenue growth	2%	(1)%	5%	(1)%
Recurring revenues as a % of total revenues	94%	97%	96%	97%
State enterprise revenue growth	4%	(13)%	5%	(14)%
Same state revenue growth	4%	10%	5%	10%
Gross profit % - state enterprise	41%	40%	39%	40%
Software & services revenue growth	(5)%	181%	1%	170%
Gross profit % - software & services	34%	37%	35%	38%
Selling & administrative as a % of total revenues	9%	9%	9%	10%
Enterprise technology & product support as a % of total revenues	8%	7%	8%	7%
Operating income as a % of total revenues ("operating margin")	20%	19%	18%	19%
State enterprise revenue analysis:
IGS	$50,055	$47,595	$98,243	$90,347
DHR	20,607	23,396	43,456	47,081
Development services	5,904	2,642	8,041	4,821
Fixed-fee management services	1,238	1,238	2,475	2,475
Total state enterprise revenues	$77,804	$74,871	$152,215	$144,724

NIC INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amount)
(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$220,351	$214,380
Trade accounts receivable, net	106,537	85,399
Prepaid expenses & other current assets	13,364	12,944
Total current assets	340,252	312,723
Property and equipment, net	10,656	10,091
Right of use lease assets, net	10,957	10,778
Intangible assets, net	21,937	22,398
Goodwill	5,965	5,965
Other assets	1,244	404
Total assets	$391,011	$362,359

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$75,896	$63,685
Accrued expenses	27,781	25,940
Lease liabilities	3,905	3,776
Other current liabilities	8,772	7,191
Total current liabilities	116,354	100,592

Deferred income taxes, net	2,862	2,463
Lease liabilities	7,453	7,373
Other long-term liabilities	5,913	6,003
Total liabilities	132,582	116,431

Commitments and contingencies	—	—

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 67,019 and 66,968 shares issued and outstanding	7	7
Additional paid-in capital	125,404	123,208
Retained earnings	133,018	122,713
Total stockholders' equity	258,429	245,928
Total liabilities and stockholders' equity	$391,011	$362,359

NIC INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$25,659	$25,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	6,955	5,551
Stock-based compensation expense	3,058	3,703
Deferred income taxes	282	976
Provision (recoveries) for losses on accounts receivable	1,043	(148)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(21,725)	(31,613)
Prepaid expenses & other current assets	(420)	1,130
Other assets	1,411	2,191
Accounts payable	12,211	23,616
Accrued expenses	1,841	(1,439)
Other current liabilities	970	32
Other long-term liabilities	(1,700)	(2,190)
Net cash provided by operating activities	29,585	27,771

Cash flows from investing activities:
Purchases of property and equipment	(2,540)	(2,831)
Business combination	—	(10,000)
Asset acquisition	—	(3,486)
Capitalized software development costs	(4,520)	(4,607)
Net cash used in investing activities	(7,060)	(20,924)

Cash flows from financing activities:
Cash dividends on common stock	(12,202)	(10,818)
Proceeds from employee common stock purchases	1,509	1,443
Shares surrendered upon vesting of restricted stock to satisfy tax withholdings	(1,917)	(2,637)
Repurchase of shares	(3,944)	—
Net cash used in financing activities	(16,554)	(12,012)

Net increase (decrease) in cash	5,971	(5,165)
Cash, beginning of period	214,380	191,700
Cash, end of period	220,351	186,535

Other cash flow information:
Non-cash activities:
Contingent consideration - business combination	$—	$960
Cash payments:
Income taxes paid, net	$5,189	$6,925

NIC INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of net income to Adjusted EBITDA	2020	2019	2020	2019
Net income	$13,796	$14,460	$25,659	$25,962
Add: Income tax expense	4,583	3,846	8,433	7,923
Less: Interest income	—	577	389	1,181
Operating income	18,379	17,729	33,703	32,704
Add: Depreciation & amortization expense	3,473	3,130	6,955	5,551
Add: Stock-based compensation expense, inclusive of executive severance (1)	1,739	1,431	3,058	3,703
Add: Executive severance payments (1)	—	—	—	1,526
Adjusted EBITDA	$23,591	$22,290	$43,716	$43,484

Total Revenues	$93,589	$91,566	$184,708	$176,747

Net income as a % of total revenues ("net profit margin")	15%	16%	14%	15%
Adjusted EBITDA as a % of total revenues ("Adjusted EBITDA margin")	25%	24%	24%	25%

Detail of stock-based compensation expense
State enterprise cost of revenues, exclusive of depreciation & amortization	$400	$395	$758	$757
Software & services cost of revenues, exclusive of depreciation & amortization	42	21	69	56
Selling & administrative	1,087	857	1,856	2,572
Enterprise technology & product support	210	158	375	318
Total stock-based compensation expense	$1,739	$1,431	$3,058	$3,703

(1)Executive severance expense of $2.6 million related to the departure of the Company's former Chief Operating Officer is included in selling & administrative expense in the consolidated statements of income and financial summary for the three months ended March 31, 2019. These costs consisted of a one-time cash payment of $1.5 million and $1.1 million of stock-based compensation expense associated with the accelerated vesting of certain restricted stock awards. These costs were excluded from Adjusted EBITDA because the Company does not regard these costs as reflective of normal recurring costs to operate its business.